Exhibit 10.1

First Amendment to Hurstbourne Lease

Dated 9-1-05

This First Amendment to Lease dated this 14th day of August, 2015 shall amend the terms of the lease dated September 1, 2005 (“Lease”) by and between Jaytee-Hurstbourne, LLC, a Kentucky Limited Liability Company f/k/a Jaytee Properties Limited Partnership,  a Kentucky Limited Partnership (“Landlord”) and Republic Bank & Trust Company (“Tenant”).

Landlord and Tenant agree that the terms of the Lease shall be amended to extend the Lease Term and to modify the Rent payable by Tenant during the extended Term.

WHEREAS, the parties hereto desire and agree to amend the Lease to extend the term of the Lease to June 30, 2018, and

WHEREAS, the parties hereto desire and agree to amend the Lease to modify the Rent payable by Tenant during the extended Term, and

WHEREAS, the parties hereto desire and agree to amend the Lease as hereto for set forth,

NOW THEREFORE, it is agreed that the ARTICLE II. TERM/OPTION TO RENEW shall be amended to provide for a termination date of June 30, 2018, and

IT IS FURTHER agreed that the ARTICLE III. RENT shall be amended to provide that, effective September 1, 2015, Tenant shall pay Landlord Rent for the Premises in the amount of $21.24 per rentable square foot for a total sum of Nineteen Thousand One Hundred and Twelve Dollars and no cents ($19,112.00) per month.

All other terms, conditions, and provisions of the Lease dated September 1, 2005 shall remain unchanged and incorporated by reference under this First Amendment of Lease. If there shall be any conflict between the original Lease and this First Amendment of Lease, this First Amendment of Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have caused this First Amendment to be executed by their duly authorized officers as of the day and year first set forth above.

REPUBLIC BANK & TRUST COMPANYJAYTEE-HURSTBOURNE, LLC

By: Jaytee Properties Limited Partnership, Sole Member

By: /s/ Kevin Sipes______________________By: /s/ Steven E. Trager__________

      Steven E. Trager